UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 20, 2022
Date of Report (Date of earliest event reported)
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	98-1550429 (I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Address of principal executive offices and zip code)
(650) 701-7722
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2022, Redwire Corporation (the “Company”) and Andrew Rush, current President and Chief Operating Officer of the Company, mutually agreed that Mr. Rush’s employment with the Company would terminate, effective December 9, 2022. The role of president will be assumed by Peter Cannito, the current Chairman and Chief Executive Officer of the Company.

On November 20, 2022, Mr. Rush and the Company entered into a separation and release agreement (“Separation and Release Agreement”), pursuant to which Mr. Rush will receive the following payments and benefits: (i) continued payment of his base salary for a period of 12 months (the “Severance Period”), (ii) a pro-rata portion of his annual bonus for the 2022 fiscal year, based on the portion of the fiscal year during which he was employed and based on actual performance, to be paid when bonuses for the 2022 fiscal year are paid to other executives of the Company, (iii) continued vesting of his outstanding unvested restricted stock units and stock options granted under the Company’s 2021 Omnibus Incentive Plan in accordance with their respective terms (but without regard to any continued employment requirements) through the last day of the Severance Period and he will be eligible to exercise any vested options through the date that is 12 months following the end of the Severance Period, (iv) continued vesting of his outstanding unvested Tranche II Class P Units in AE Red Holdings, LLC in accordance with their terms, but without regard to any continued employment requirements and (v) continued payment or reimbursement for the cost of COBRA coverage up to the end of the Severance Period (collectively, the “Severance Benefits”). In exchange for the Severance Benefits, Mr. Rush agreed to a release of claims in favor of the Company and reaffirmed his commitment to comply with his existing restrictive covenant obligations, subject to certain agreed upon exceptions, and that he will remain available for consulting services on an as-needed basis for no additional consideration.

The foregoing is not a complete description of the parties’ rights and obligations under the Separation and Release Agreement and is qualified by reference to the full text and terms of the Separation and Release Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Separation and Release Agreement, dated as of November 20, 2022, by and between Redwire Corporation and Andrew Rush
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2022

Redwire Corporation

By:	/s/ Nathan O'Konek
Name:	Nathan O'Konek
Title:	Executive Vice President and General Counsel